Exhibit 99.1

News Release Fourth Quarter and 2005 Results

2005 INCOME FROM CONTINUING OPERATIONS OF $374 MILLION ($0.84 PER SHARE); RECORD EQUITY GOLD RESERVES OF 93.2 MILLION OUNCES AT YEAR-END

DENVER, February 27, 2006 – Newmont Mining Corporation (NYSE: NEM) today announced fourth quarter income from continuing operations of $72 million ($0.16 per share) and 2005 income from continuing operations of $374 million ($0.84 per share). Newmont also reported industry-leading cash from operations of $1.25 billion for 2005, as well as record proven and probable gold reserves of 93.2 million equity ounces at year-end 2005, based on a gold price assumption of $400 per ounce. Other fourth quarter and 2005 highlights included:

•	Consolidated gold sales for the fourth quarter of 2.4 million ounces at an average realized gold price of $472 per ounce and costs applicable to sales of $230 per ounce;

•	Consolidated gold sales for 2005 of 8.6 million ounces at an average realized gold price of $441 per ounce and costs applicable to sales of $236 per ounce; and

•	Cash and cash equivalents, short-term marketable securities and other short-term investments of $1.9 billion at year-end.

Wayne W. Murdy, Chairman and Chief Executive Officer, said, “For 2005, we again generated industry leading operating cash flow, despite lower earnings resulting from industry-wide cost pressures and the impact of several non-cash accounting write-downs. We also achieved our goal of replacing depletion for the fourth straight year. As we look to 2006 and beyond, we are excited about the opportunities our newest initiatives will provide to improve our cost structure and competitive position in the industry. This year we will complete the Phoenix and Leeville projects in Nevada, plus the Ahafo project in Ghana. In 2008, we expect to complete the Nevada power plant, the Akyem project in Ghana, and the Boddington project in Australia.”

Financial (in millions, except per share)	Q4 2005	Q4 2004	2005	2004
Revenues	$1,305	$1,198	$4,406	$4,411
Net cash provided from continuing operations	$489	$587	$1,253	$1,549
Income from continuing operations	$72	$150	$374	$453
Income from continuing operations per common share	$0.16	$0.34	$0.84	$1.02
Operating
Consolidated gold sales from continuing ops (000 ounces)	2,437	2,308	8,552	8,829
Equity gold sales (000 ounces)[1]	1,799	1,794	6,493	6,969
Average realized gold price ($/ounce)	$472	$436	$441	$412
Costs applicable to sales ($/ounce)	$230	$211	$236	$216

(1)	Includes sales from the Holloway discontinued operation of 16,000 and 19,000 ounces in the fourth quarter of 2005 and 2004, respectively, and 67,800 and 67,400 ounces for 2005 and 2004, respectively.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 1 of 1

EXPLORATION AND RESERVES HIGHLIGHTS

For 2005, the Company added 9.4 million equity ounces of reserves through exploration, offsetting 8.6 million equity ounces of depletion and divestments. 2005 exploration highlights include:

•	In Ghana, equity reserves grew by 17% (2.7 million ounces) to 18.7 million ounces;

•	In Nevada, Phoenix reserves grew by 0.5 million ounces to 8.9 million ounces; and

•	At Conga in Peru, equity reserves grew by 1.6 million ounces to 6.1 million ounces.

Of the 9.4 million equity ounces added to reserves during 2005, 6.8 million ounces were added from the drill bit, while 2.6 million ounces were added as a result of a higher gold price assumption ($400 per ounce).

Subsequent to December 31, 2005, pro forma year-end equity reserves increased by 3.6 million ounces to 96.8 million ounces resulting from the acquisitions of the remaining 15% interest in the Akyem project in Ghana and an additional 22.22% of the Boddington project in Australia (under contract), partially offset by a 0.2 million ounce reduction at Zarafshan due to a revision to the ore supply agreement.

(1)	For detailed information on the Company’s year-end reserves, please refer to the Supplemental Information in this release.

(2)	Includes pro forma equity reserves added after December 31, 2005 through additional interest acquired in Akyem and pending interest to be acquired in Boddington. Also includes negative adjustment to Zarafshan reserves.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 2 of 2

FINANCIAL & OPERATING REVIEW

Fourth quarter 2005 income from continuing operations was $72 million ($0.16 per share), compared with $150 million ($0.34 per share) for the fourth quarter 2004. For 2005, income from continuing operations was $374 million ($0.84 per share), compared with $453 million ($1.02 per share) for 2004. Income for the fourth quarter was impacted by the following:

Impact of the following transactions (after-tax)	2005 Q4		2004 Q4
	$ Million	EPS	$ Million	EPS
Income from continuing operations	$72	$0.16	$150	$0.34
- Gain on sale of marketable securities	$11	$0.02	—	—
- Gain on receivable valuation allowance adjustment	$6	$0.01	—	—
- Gain on disposition of assets	—	—	$3	$0.01
- Buyat Bay civil suit settlement	($18)	($0.04)	—	—
- Gain on various tax items	—	—	$62	$0.14
- (Loss)/gain on reclamation estimate revisions	($16)	($0.03)	$16	$0.04
- Loss on write-down of long-lived assets	($26)	($0.06)	($9)	($0.02)
- Loss on write-down of Nevada goodwill	($41)	($0.09)	—	—
- Loss on write-down of Pajingo goodwill	—	—	($52)	($0.12)

These items had the net effect of decreasing income from continuing operations for the fourth quarter of 2005 by $84 million ($0.19 per share) and increasing income from continuing operations for the fourth quarter of 2004 by $20 million ($0.06 per share). For 2005, income from continuing operations was reduced by $34 million ($0.07 per share) as a result of numerous similar transactions.1

The Company generated net cash from continuing operations of $489 million in the fourth quarter and $1.25 billion for 2005.

OPERATING HIGHLIGHTS – NEVADA

Nevada	Q4 2005	Q4 2004	2005	2004
Consolidated gold sales (000 ounces)	651.9	702.7	2,444.1	2,538.0
Equity gold sales (000 ounces)	606.2	668.2	2,287.2	2,416.0
Consolidated costs applicable to sales ($/ounce)	$340	$271	$333	$282

In Nevada, gold ounces sold decreased 7% in the fourth quarter of 2005 compared to the same period in 2004 as an 8% increase in mill throughput and a 14% increase in heap leach ore placed were offset by a 14% decrease in mill ore grade. Adverse mill grades were caused by unfavorable ground conditions at underground operations and a continuing underground labor shortage impacting production rates from higher grade underground ore zones. Costs applicable to sales per ounce increased 25% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily due to lower volumes, increased labor and underground contract service costs, as well as higher diesel and other commodity prices. Experienced miners, particularly underground miners, remain in short supply in Nevada, with labor rates increasing commensurate with the shortfall.

(1)	Please refer to Supplemental Information in this release.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 3 of 3

OPERATING HIGHLIGHTS – YANACOCHA

Yanacocha	Q4 2005	Q4 2004	2005	2004
Consolidated gold sales (000 ounces)	1,062.9	849.1	3,327.5	3,039.9
Equity gold sales (000 ounces)	545.8	436.0	1,708.7	1,561.0
Consolidated costs applicable to sales ($/ounce)	$145	$132	$147	$142

At Yanacocha in Peru, gold ounces sold increased 25% in the fourth quarter of 2005 compared to the same period in 2004 due to a 15% increase in ore placed and reduction of precipitate inventory. Costs applicable to sales per ounce increased 10% as increased labor and commodity costs, including diesel, were partially offset by the increase in production.

OPERATING HIGHLIGHTS – AUSTRALIA/NEW ZEALAND

Australia/New Zealand	Q4 2005	Q4 2004	2005	2004
Consolidated sales (000 ounces)	397.0	473.2	1,600.5	1,887.6
Equity gold sales (000 ounces)	397.0	473.2	1,600.5	1,887.6
Consolidated costs applicable to sales ($/ounce)	$315	$292	$317	$280

At Pajingo in Australia, gold ounces sold decreased 27% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily due to a 24% decrease in ore milled as low grade stockpiles that supplemented production in 2004 have been exhausted. Costs applicable to sales per ounce increased 11%, primarily due to lower production.

At Jundee in Australia, gold ounces sold increased 5% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily due to a 6% increase in ore milled. Costs applicable to sales per ounce increased 2% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily due to higher underground contract services and diesel costs.

At Tanami in Australia, gold ounces sold decreased 29% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily due to a 33% decrease in mill throughput, primarily due to the completion of mining at Groundrush in 2004. Costs applicable to sales per ounce remained constant in the fourth quarter of 2005 from the fourth quarter of 2004, as higher underground support and diesel costs were offset by the cessation of milling operations at Groundrush in August 2005.

At Kalgoorlie in Australia, gold ounces sold decreased 11% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily due to an 18% decline in ore grade. Costs applicable to sales per ounce increased 27% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily due to lower production and increased diesel, reagent and power costs.

At Martha in New Zealand, gold ounces sold decreased 12% in the fourth quarter of 2005 compared to the fourth quarter of 2004, primarily the result of a 9% decrease in ore milled. Costs applicable to sales per ounce

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 4 of 4

remained constant in the fourth quarter of 2005 from the fourth quarter of 2004, primarily a result of higher by-product revenue offset by higher processing costs from harder ore.

OPERATING HIGHLIGHTS – BATU HIJAU

Batu Hijau	Q4 2005	Q4 2004	2005	2004
Consolidated copper sales (million pounds)	128.7	164.3	572.7	683.3
Equity copper sales (million pounds)	68.0	86.8	302.8	378.8
Consolidated costs applicable to sales ($/pound copper)	$0.60	$0.48	$0.53	$0.45
Consolidated gold sales (000 ounces)	180.9	178.9	720.5	715.2
Equity gold sales (000 ounces)	95.7	94.6	381.0	396.3
Consolidated costs applicable to sales ($/ounce gold)	$161	$135	$152	$128

At Batu Hijau in Indonesia, copper sales decreased 22% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily due to an 18% decrease in ore milled and a 10% decrease in ore grade. Gold sales remained constant in the fourth quarter of 2005 from the fourth quarter of 2004 as an 18% decrease in ore milled was offset by a 15% increase in ore grade. Costs applicable to sales per pound of copper and ounce of gold increased 25% and 19%, respectively, during the fourth quarter of 2005 from the fourth quarter of 2004. Operating costs increased primarily as a result of higher fuel, maintenance, consumable, power and labor costs.

OPERATING HIGHLIGHTS – OTHER

Other	Q4 2005	Q4 2004	2005	2004
Consolidated gold sales (000 ounces)	144.0	103.8	459.4	648.2
Equity gold sales (000 ounces)	138.1	103.1	448.1	640.8
Consolidated costs applicable to sales ($/ounce)	$214	$219	$229	$220

At Golden Giant in Canada, gold ounces sold increased 11% in the fourth quarter of 2005 from the fourth quarter of 2004, attributable to a 28% increase in mill throughput and a 5% increase in ore grade. Costs applicable to sales per ounce decreased 10% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily as a result of the increase in production, partially offset by the appreciation of the Canadian dollar.

At La Herradura in Mexico, gold ounces sold increased 9% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily due to favorable timing of flows from the leach pads.

At Kori Kollo in Bolivia, additional material from the Kori Kollo pit was placed on the existing leach pad. Beginning in the third quarter of 2005, Kori Kollo also began processing ore from the Kori Chaca pit on a new leach pad. This resulted in a significant increase in ounces sold for the fourth quarter compared to the comparative period of 2004. Costs applicable to sales per ounce decreased significantly period to period, primarily as a result of the increased production.

At Zarafshan in Uzbekistan, gold ounces sold decreased 24% in the fourth quarter of 2005 from the fourth quarter of 2004, due to a 5% decrease in ore grade and lower production from leach pads. Costs applicable to

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 5 of 5

sales per ounce increased 42% in the fourth quarter of 2005 from the fourth quarter of 2004, primarily as a result of the decrease in production and higher energy costs.

MERCHANT BANKING

Newmont Capital is responsible for the Company’s merchant banking activities, which include management of the royalty, equity and asset portfolios, as well as in-house investment banking and advisory services. For the fourth quarter of 2005, royalty and dividend income was $23 million, 24% higher than the year ago quarter. For 2005, royalty and dividend income was $79 million, up approximately 20% over last year. At the end of 2005, the market value of the marketable equity securities portfolio was $940 million, an increase of $433 million from year-end 2004. Growth in the equity portfolio in 2005 resulted primarily from an 80% return on average invested capital.

During the fourth quarter of 2005, Newmont reached an agreement to purchase the remaining 15% interest in the Akyem project. The transaction closed on January 20, 2006. During the first quarter of 2006, Newmont reached an agreement to acquire an additional 22.22% interest in the Boddington project from Newcrest Mining Limited, increasing Newmont’s ownership in the project to 66.67%, with AngloGold Ashanti owning the remaining 33.33%. Closing is expected by April 2006.

Environmental baseline studies and infill drilling are ongoing at Newmont’s 100% owned Alberta oil sands project. A prefeasibility study estimated that 165 million barrels are economically recoverable via steam assisted gravity drainage wells with the potential for production of 25,000 barrels per day.

CAPITAL PROJECT DEVELOPMENT UPDATE

The Leeville underground project in Nevada is approximately 86% complete. The production shaft reached its final depth in November 2005. Dewatering has been successful and the groundwater level is now below the production shaft bottom. The remaining construction work primarily relates to construction of underground facilities. Production ramp up is scheduled to achieve 2,100 tons per day of mine output by the end of 2006.

At the Phoenix project in Nevada, construction is approximately 96% complete. Commissioning of the process plant began in January 2006. Initial gold production is expected by April 2006.

Construction of the 200 megawatt power plant in Nevada was approved by the Newmont Board of Directors in January 2006 after receipt of the final air permit. Project engineering is currently 50% complete. Construction has commenced and the estimated completion date is mid-2008.

At the Ahafo project in Ghana, engineering, procurement, camp and general infrastructure construction are essentially complete. The process plant, including the tailings storage facility and water storage facility, is approximately 76% complete, with overall project construction approximately 83% complete at the end of January 2006. Mining commenced January 9, 2006 and the project is on schedule to deliver first gold production in the second half of 2006.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 6 of 6

The Akyem project in Ghana was approved by the Newmont Board of Directors in July 2005. An environmental impact statement was submitted to the Ghana Environmental Protection Agency in May 2005. Construction is expected to commence after approval of the environmental impact statement, with initial production expected in the second half of 2008.

EXPLORATION, ADVANCED PROJECTS, RESEARCH & DEVELOPMENT

Exploration expenditures were $43 million in the fourth quarter of 2005 compared with $31 million in the year ago quarter. Advanced projects, research and development expenditures were $26 million in the fourth quarter of 2005 compared with $21 million in the fourth quarter of 2004. For 2005, exploration expenditures were $147 million, with advanced projects, research and development expenditures totaling $73 million.

In the Conga district in Peru, infill drilling resulted in the conversion of non-reserve mineralization (NRM) to reserves at the Perol and Chailhuagon deposits. Assay results, as well as ongoing resource modeling and engineering, are advancing economic evaluations. Follow-up drilling at the Amaro prospect yielded encouraging results, adding NRM at year-end.

In the Ahafo district in Ghana, development drilling programs advanced the geologic understanding of the deposits in the north and south areas. Drilling of new exploration targets and extensions of known mineralization provided positive results throughout the year.

Drill programs in Nevada yielded positive results at the Carlin Trend and Phoenix, resulting in reserve and NRM additions totaling 2.5 million ounces for the year.

Development drilling at the Tanami, Jundee and Martha underground operations in Australia and New Zealand yielded conversion of NRM to reserves.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 7 of 7

The Company also updated its equity gold reserve price sensitivity. As illustrated below, if calculated at gold prices of $425 and $450 per ounce, gold reserves would increase to approximately 99 million ounces and 104 million ounces, respectively, all other assumptions remaining constant. The full impact of higher gold prices on gold reserves remains constrained by limited drill data on the margins of known mineralization.

(1)	Excludes pro forma equity reserves added after December 31, 2005.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 8 of 8

STATEMENTS OF CONSOLIDATED INCOME

	Three Months Ended December 31,		Years Ended December 31,
	2005	2004	2005	2004
	(unaudited, in millions except per share)
Revenues
Sales - gold, net	$1,138	$1,001	$3,734	$3,625
Sales - copper, net	167	197	672	786

	1,305	1,198	4,406	4,411

Costs and expenses
Costs applicable to sales (exclusive of depreciation, depletion and amortization shown separately below)
Gold	561	487	2,017	1,910
Copper	76	78	303	305
Depreciation, depletion and amortization	171	162	644	662
Exploration	43	31	147	107
Advanced projects, research and development	26	21	73	80
General and administrative	40	36	134	116
Write down of goodwill	41	52	41	52
Write down of long-lived assets	41	13	43	39
Other expense	52	(15)	111	33

	1,051	865	3,513	3,304

Other income (expense)
Other income, net	92	52	269	102
Interest expense, net	(22)	(21)	(98)	(98)

	70	31	171	4

Income from continuing operations before income tax expense, minority interest and equity income of affiliates	324	364	1,064	1,111
Income tax expense	(120)	(110)	(314)	(325)
Minority interest in income of subsidiaries	(132)	(105)	(380)	(335)
Equity income of affiliates	—	1	4	2

Income from continuing operations	72	150	374	453
(Loss) income from discontinued operations	(10)	40	(52)	37
Cumulative effect of a change in accounting principle	—	—	—	(47)

Net income	$62	$190	$322	$443

Income per common share
Basic:
Income from continuing operations	$0.16	$0.34	$0.84	$1.02
(Loss) income from discontinued operations	(0.02)	0.09	(0.12)	0.09
Cumulative effect of a change in accounting principle	—	—	—	(0.11)

Net income	$0.14	$0.42	$0.72	$1.00

Basic weighted-average common shares outstanding	446	443	446	443

Diluted weighted-average common shares outstanding	449	447	449	447

Cash dividends declared per common share	$0.10	$0.10	$0.40	$0.30

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 9 of 9

CONSOLIDATED BALANCE SHEETS

	At December 31,
	2005	2004
	(unaudited, in millions)
ASSETS
Cash and cash equivalents	$1,082	$781
Marketable securities and other short-term investments	817	943
Trade receivables	94	77
Accounts receivable	136	130
Inventories	320	244
Stockpiles and ore on leach pads	255	230
Other current assets	332	288

Current assets	3,036	2,693
Property, plant and mine development, net	5,645	5,136
Investments	955	386
Long-term stockpiles and ore on leach pads	603	525
Deferred income tax assets	517	494
Other long-term assets	283	264
Goodwill	2,879	2,994
Assets of operations held for sale	74	284

Total assets	$13,992	$12,776

LIABILITIES
Current portion of long-term debt	$196	$286
Accounts payable	232	222
Employee-related benefits	176	129
Derivative instruments	270	71
Other current liabilities	476	375

Current liabilities	1,350	1,083
Long-term debt	1,733	1,316
Reclamation and remediation liabilities	445	418
Deferred income tax liabilities	449	460
Employee-related benefits	273	244
Other long-term liabilities	414	487
Liabilities of operations held for sale	21	55

Total liabilities	4,685	4,063

Minority interest in subsidiaries	931	775

STOCKHOLDERS’ EQUITY
Common stock	666	656
Additional paid-in capital	6,578	6,524
Accumulated other comprehensive income	378	147
Retained earnings	754	611

Total stockholders’ equity	8,376	7,938

Total liabilities and stockholders’ equity	$13,992	$12,776

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 10 of 10

STATEMENTS OF CONSOLIDATED CASH FLOWS

	Three Months Ended December 31,		Years Ended December 31,
	2005	2004	2005	2004
	(unaudited, in millions)
Operating activities:
Net income	$62	$190	$322	$443
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation, depletion and amortization	171	162	644	662
Minority interest expense	132	105	380	335
Loss (income) from discontinued operations	10	(40)	52	(37)
Revenue from prepaid forward sales obligation	—	—	(48)	—
Accretion of accumulated reclamation obligations	7	6	27	25
Amortization of deferred stripping costs, net	(6)	(4)	(56)	4
Deferred income taxes	22	16	(12)	74
Write-down of inventories, stockpiles and ore on leach pads	1	14	13	25
Write-down of long-lived assets	41	13	43	39
Write-down of goodwill	41	52	41	52
Cumulative effect of change in accounting principle, net	—	—	—	47
(Gain) loss on investments, net	(27)	—	(54)	39
Gain on guarantee of QMC debt	(9)	(11)	(9)	(11)
(Gain) loss on asset sales, net	(12)	1	(48)	(28)
Hedge loss, net	31	6	99	10
Other operating adjustments	55	(42)	56	(23)
Increase (Decrease) in operating assets:
Trade and accounts receivable	(26)	63	(65)	(6)
Inventories, stockpiles and ore on leach pads	(27)	(25)	(189)	(15)
Other assets	(30)	12	(32)	(1)
Increase (Decrease) in operating liabilities:
Accounts payable and other accrued liabilities	77	84	137	(37)
Early settlement of derivative instruments classified as cash flow hedges	—	—	—	—
Reclamation liabilities	(24)	(15)	(48)	(48)

Net cash provided from continuing operations	489	587	1,253	1,549
Net cash (used in) provided from discontinued operations	(7)	(2)	(10)	8

Net cash from operations	482	585	1,243	1,557

Investing activities:
Additions to property, plant and mine development	(340)	(189)	(1,226)	(683)
Additions to property, plant and mine development of discontinued operations	—	(9)	(25)	(35)
Investments in marketable debt and equity securities	(771)	(380)	(3,301)	(1,720)
Proceeds from sale of marketable debt and equity securities	796	219	3,358	899
Proceeds from sale of discontinued operations	5	—	147	—
Cash recorded upon consolidation of Batu Hijau	—	—	—	82
Proceeds from sale of assets	18	28	79	51
Other investing	(10)	(28)	(9)	(26)

Net cash used in investing activities	(302)	(359)	(977)	(1,432)

Financing activities:
Proceeds from debt, net	—	—	583	56
Repayments of debt	(76)	(95)	(218)	(254)
Dividends paid to common stockholders	(45)	(44)	(179)	(133)
Dividends paid to minority interests	(101)	(143)	(186)	(237)
Proceeds from stock issuance	26	45	43	78
Change in restricted cash and other	3	(3)	(5)	15

Net cash provided from (used in) financing activities	(193)	(240)	38	(475)

Effect of exchange rate changes on cash	—	5	(3)	2

Net change in cash and cash equivalents	(13)	(9)	301	(348)
Cash and cash equivalents at beginning of year	1,095	790	781	1,129

Cash and cash equivalents at end of year	$1,082	$781	$1,082	$781

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 11 of 11

2006 GUIDANCE

Gold	Equity Sales (000 ounces)	Consolidated Sales (000 ounces)	Consolidated Costs Applicable to Sales ( $ /oz)
Nevada[1]	2,410	2,585	$380
Yanacocha	1,330	2,585	$185
Batu Hijau	305	575	$155
Pajingo	195	195	$275
Jundee	335	335	$335
Tanami	435	435	$330
Kalgoorlie	430	430	$395
Martha	130	130	$265
Ahafo[1]	260	260	$225
Holloway[2]	75	75	$455
Golden Giant	15	15	$520
La Herradura	85	85	$210
Kori Kollo	110	125	$220
Zarafshan	145	145	$260
TOTAL GOLD	6,260	7,980	$283

Copper	Equity Sales (million lbs)	Consolidated Sales (million lbs)	Consolidated Costs Applicable to Sales ( $ /lb)
Batu Hijau	300	565	$0.45
Consolidated Financial Guidance ($ in million, except tax rate)
Royalty and dividend income			$60-$ 75
Depreciation, depletion & amortization			$ 700-$ 750
Exploration			$ 150-$ 160
Advanced projects, research and development			$40 -$ 45
General and administrative			$ 150-$ 160
Interest expense, net			$95-$ 105
Tax rate (assuming $525/oz gold)			30%-34%
Capital expenditures[3]			$1,350 -$ 1,500

(1)	The Company will account for incidental sales during the start-up phase at Leeville, Phoenix and Ahafo in Other income net of related incremental costs of production.

(2)	The Company accounts for Holloway as a discontinued operation.

(3)	Excludes approximately $47 million related to the acquisition of the additional 22.2% interest in Boddington.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 12 of 12

COMPARISON OF EQUITY GOLD SALES OUNCES AND CONSOLIDATED GOLD SALES OUNCES

		Q4 2005		Q4 2004
Geographic Region		Equity Sales (000 ozs)[1]	Consolidated Sales (000 oz)	Equity Sales (000 ozs)[1]	Consolidated Sales (000 oz)
Operations	Ownership
Nevada	100.00%	606.2	651.9	668.2	702.7
Yanacocha	51.35%	545.8	1,062.9	436.0	849.1
Batu Hijau	52.88%	95.7	180.9	94.6	178.9
Australia/New Zealand
Pajingo	100.00%	51.0	51.0	69.4	69.4
Yandal	100.00%	92.9	92.9	88.3	88.3
Tanami	100.00%	108.2	108.2	152.2	152.2
Kalgoorlie	50.00%	109.4	109.4	123.1	123.1
Martha	100.00%	35.5	35.5	40.2	40.2
Other
Golden Giant	100.00%	46.0	46.0	41.6	41.6
Holloway	84.65%	16.0	—	19.0	—
La Herradura	44.00%	19.0	19.0	17.4	17.4
Kori Kollo	88.00%	43.5	49.4	4.9	5.6
Zarafshan	50.00%	29.6	29.6	39.2	39.2
Newmont		1,798.8	2,436.7	1,794.1	2,307.7

(1)	Includes sales from Holloway, which is accounted for as a discontinued operation.

		2005		2004
Geographic Region		Equity Sales (000 ozs)[1]	Consolidated Sales (000 oz)	Equity Sales (000 ozs)[1]	Consolidated Sales (000 oz)
Operations	Ownership
Nevada	100.00%	2,287.2	2,444.1	2,416.0	2,538.0
Yanacocha	51.35%	1,708.7	3,327.5	1,561.0	3,039.9
Batu Hijau	52.88%	381.0	720.5	396.3	715.2
Australia/New Zealand
Pajingo	100.00%	192.0	192.0	251.4	251.4
Yandal	100.00%	341.8	341.8	379.3	379.3
Tanami	100.00%	493.7	493.7	658.0	658.0
Kalgoorlie	50.00%	409.6	409.6	468.4	468.4
Martha	100.00%	163.4	163.4	130.5	130.5
Other
Golden Giant	100.00%	162.0	162.0	160.0	160.0
Holloway	84.65%	67.8	—	67.4	—
La Herradura	44.00%	80.2	80.2	68.8	68.8
Kori Kollo	88.00%	83.2	94.5	21.7	24.6
Minahasa	94.00%	—	—	70.2	74.7
Zarafshan	50.00%	122.7	122.7	210.1	210.1
Ovacik	100.00%	—	—	110.0	110.0
Newmont		6,493.3	8,552.0	6,969.1	8,828.9

(1)	Includes sales from Holloway, which is accounted for as a discontinued operation.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 13 of 13

SUPPLEMENTAL INFORMATION

PROVEN AND PROBABLE GOLD RESERVES

Equity Proven, Probable, and Combined Gold Reserves (1)

		December 31, 2005										December 31, 2004
Deposits/Districts by Reporting Unit	Newmont Share	Gold Proven Reserves			Gold Probable Reserves			Gold Proven + Probable Reserves			Metallurgical Recovery	Gold Proven + Probable Reserves
		Tonnage (000 tons)	Grade (oz/ton)	Ounces (000 ozs)	Tonnage (000 tons)	Grade (oz/ton)	Ounces (000 ozs)	Tonnage (000 tons)	Grade (oz/ton)	Ounces (000 ozs)		Tonnage (000 tons)	Grade (oz/ton)	Ounces (000 ozs)
Nevada
Carlin Open Pit(2)	100%	21,000	0.072	1,520	217,300	0.041	8,810	238,300	0.043	10,330	72%	201,600	0.047	9,420
Twin Creeks	100%	14,800	0.081	1,200	46,400	0.072	3,320	61,200	0.074	4,520	82%	61,800	0.075	4,660
Lone Tree Complex(3)	100%	800	0.096	70	3,200	0.076	250	4,000	0.080	320	80%	14,000	0.063	880
Phoenix(4)	100%	0		0	308,400	0.029	8,950	308,400	0.029	8,950	81%	248,000	0.034	8,470
Carlin Underground(5)	100%	1,700	0.53	900	6,000	0.47	2,850	7,700	0.49	3,750	94%	8,700	0.51	4,410
Midas(6)	100%	600	0.67	430	900	0.52	470	1,500	0.58	900	95%	2,900	0.51	1,450
Turquoise Ridge(7)	25%	1,100	0.56	620	800	0.57	480	1,900	0.56	1,100	90%	1,700	0.61	1,050
Nevada Stockpiles(8)	100%
		22,600	0.089	2,010	4,800	0.053	250	27,400	0.083	2,260	80%	30,300	0.086	2,610
Nevada In-Process(9)	100%	46,800	0.021	1,000	2,100	0.067	140	48,900	0.023	1,140	65%	47,000	0.022	1,020

TOTAL NEVADA		109,400	0.071	7,750	589,900	0.043	25,520	699,300	0.048	33,270	80%	616,000	0.055	33,970

Yanacocha, Peru
Yanacocha Open Pits(10)	51.35%	30,900	0.024	740	263,600	0.034	8,960	294,500	0.033	9,700	69%	348,200	0.032	11,270
Yanacocha In-Process(9)	51.35%	34,700	0.028	970	0		0	34,700	0.028	970	70%	29,000	0.028	820
Conga(11)	51.35%	0		0	317,200	0.019	6,080	317,200	0.019	6,080	79%	190,500	0.023	4,470

TOTAL YANACOCHA		65,600	0.026	1,710	580,800	0.026	15,040	646,400	0.026	16,750	73%	567,700	0.029	16,560

Australia/New Zealand
Boddington, Western Australia(12)	44.44%	60,600	0.029	1,780	136,800	0.025	3,380	197,400	0.026	5,160	82%	190,900	0.025	4,850
Golden Grove, Western Australia(13)	100%	0		0	0		0	0		0		4,500	0.045	200
Kalgoorlie Open Pits and Underground	50%	32,900	0.060	1,980	39,400	0.063	2,500	72,300	0.062	4,480	88%	75,400	0.063	4,750
Kalgoorlie Stockpiles(8)	50%	12,600	0.033	420	0		0	12,600	0.033	420	88%	12,400	0.035	430
Total Kalgoorlie, Western Australia(14)	50%	45,500	0.053	2,400	39,400	0.063	2,500	84,900	0.058	4,900	88%	87,800	0.059	5,180
Pajingo, Queensland	100%	400	0.41	150	1,200	0.25	300	1,600	0.29	450	97%	1,900	0.34	650
Tanami Underground and Open Pits	100%	5,400	0.17	890	8,100	0.16	1,330	13,500	0.16	2,220	95%	12,100	0.16	1,950
Tanami Stockpiles(8)	100%	400	0.074	30	2,200	0.037	80	2,600	0.043	110	95%	4,100	0.048	200
Total Tanami, Northern Territory	100%	5,800	0.16	920	10,300	0.14	1,410	16,100	0.15	2,330	95%	16,200	0.13	2,150
Jundee, Western Australia	100%	2,900	0.060	170	3,700	0.36	1,360	6,600	0.23	1,530	93%	8,400	0.17	1,410
Martha, New Zealand(15)	100%	0		0	3,500	0.16	570	3,500	0.16	570	91%	4,400	0.15	670

TOTAL AUSTRALIA/NEW ZEALAND		115,200	0.047	5,420	194,900	0.049	9,520	310,100	0.048	14,940	88%	314,100	0.048	15,110

Batu Hijau, Indonesia
Batu Hijau Open Pit(16)	52.875%	147,600	0.012	1,770	446,500	0.010	4,540	594,100	0.011	6,310	80%	588,700	0.012	6,910
Batu Hijau Stockpiles(8) (16)	52.875%	0		0	103,900	0.003	340	103,900	0.003	340	69%	86,400	0.004	300

TOTAL BATU HIJAU		147,600	0.012	1,770	550,400	0.009	4,880	698,000	0.010	6,650	80%	675,100	0.011	7,210

Ghana
Akyem(17)	85%	0		0	125,100	0.052	6,510	125,100	0.052	6,510	89%	109,400	0.049	5,410
Ahafo(18)	100%	0		0	156,900	0.078	12,190	156,900	0.078	12,190	88%	156,900	0.068	10,630

TOTAL GHANA		0		0	282,000	0.066	18,700	282,000	0.066	18,700	88%	266,300	0.060	16,040

Other Operations
Golden Giant, Ontario(19)	100%	0		0	0		0	0		0		500	0.31	160
Holloway, Ontario(20)	100%	50	0.17	10	100	0.20	20	150	0.19	30	90%	1,400	0.18	260
La Herradura, Mexico	44%	18,100	0.021	380	16,800	0.023	390	34,900	0.022	770	66%	22,300	0.027	610
Kori Kollo, Bolivia	88%	12,600	0.010	120	16,200	0.019	320	28,800	0.015	440	63%	22,500	0.021	470
Ovacik, Turkey(21)	100%	0		0	0		0	0		0		400	0.25	100
Zarafshan, Uzbekistan(22)	50%	46,700	0.036	1,690	0		0	46,700	0.036	1,690	56%	53,800	0.037	1,940

TOTAL OTHER OPERATIONS		77,450	0.028	2,200	33,100	0.022	730	110,550	0.027	2,930	60%	100,900	0.035	3,540

TOTAL		515,250	0.037	18,850	2,231,100	0.033	74,390	2,746,350	0.034	93,240	81%	2,540,100	0.036	92,430

(1)	Reserves are calculated at a gold price of US$400, A$550, or NZ$650 per ounce unless otherwise noted. 2004 reserves were calculated at a gold price of US$350, A$550, or NZ$650 per ounce unless otherwise noted. Tonnage amounts have been rounded to the nearest 100,000 unless they are less than 50,000, and gold ounces have been rounded to the nearest 10,000.

(2)	Includes undeveloped reserves at Castle Reef, North Lantern and Emigrant deposits for combined total undeveloped reserves of 1.75 million ounces.

(3)	The Lone Tree deposit will be mined out in August 2006 based on the current mine plan. Processing of stockpiles and residual leaching will continue after the open pit operation is closed.

(4)	Deposit is partially developed. Construction of facilities began in November 2004, and production is expected in 2006.

(5)	Includes partially developed reserves at Leeville, which contains total reserves of 2.43 million ounces. Production is expected in 2006.

(6)	Also contains reserves of 11 million ounces of silver with a metallurgical recovery of 90%.

(7)	Reserve estimates provided by Placer Dome, the operator of the Turquoise Ridge Joint Venture.

(8)	Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans. Stockpile reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater than 100,000.

(9)	In-process material is the material on leach pads at the end of each year from which gold remains to be recovered. In-process material reserves are reported separately where tonnage or contained ounces are greater than 5% of the total site-reported reserves and contained ounces are greater than 100,000.

(10)	Reserves include currently undeveloped deposits at Corimayo and Chaquicocha Sur, which contain combined undeveloped reserves of 3.0 million equity ounces. (11) Deposits are currently undeveloped.

(12)	Deposit is currently undeveloped. Newmont announced the acquisition of an additional 22.22% equity interest on February 12, 2006, which will increase Newmont's equity ownership to 66.67%.

(13)	Golden Grove was sold in June 2005.

(14)	Reserves based on a gold price of A$560 per ounce.

(15)	Includes partially developed reserves of 350,000 ounces at the Favona deposit.

(16)	Percentage reflects Newmont's economic interest in the remaining reserves.

(17)	Deposit is undeveloped. Newmont acquired the remaining 15% interest in January 2006, bringing Newmont's equity interest to 100%.

(18)	Deposits are partially developed. Includes undeveloped reserves totaling 5.51 million ounces. Construction of facilities began in November 2004, and production is expected in 2006.

(19)	Reserves were depleted by mining in December 2005. The mine is in closure.

(20)	Newmont’s equity interest increased to 100% in 2005 from 93.87% in 2004 because our joint venture partner elected not to participate in the work program as of September 30, 2005; as a result, its equity interest converted into a net profits interest. Property includes partially developed reserves of 15,000 ounces at the Blacktop deposit.

(21)	Ovacik was sold in March 2005.

(22)	Reserves are comprised primarily of stockpile material contractually designated for processing by Zarafshan-Newmont. Tonnage and gold content of material available to Zarafshan-Newmont for processing from the designated stockpiles are guaranteed by the state entities of Uzbekistan. Subsequent to December 31, 2005, and pursuant to an agreement with the state entities, the state entities re-designated the stockpile material available to Zarafshan-Newmont, which will reduce 2006 reserves by approximately 190,000 ounces.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 14 of 14

GOLD NON-RESERVE MINERALIZATION

Equity Gold Mineralized Material Not in Reserves(1)

	December 31, 2005
Deposits/Districts	Newmont Share	Gold Measured Material		Gold Indicated Material		Gold Measured + Indicated Material		Gold Inferred Material
		Tonnage (000 tons)	Grade (oz/ton)	Tonnage (000 tons)	Grade (oz/ton)	Tonnage (000 tons)	Grade (oz/ton)	Tonnage (000 tons)	Grade (oz/ton)
Nevada
Carlin Open Pit	100%	4,400	0.045	23,700	0.039	28,100	0.040	4,200	0.024
Twin Creeks	100%	1,900	0.058	18,000	0.048	19,900	0.049	3,100	0.033
Lone Tree Complex(2)	100%	3,000	0.032	0		3,000	0.032	0
Phoenix	100%	0	0.000	22,200	0.023	22,200	0.023	16,500	0.026
Total Nevada Open Pit		9,300	0.043	63,900	0.036	73,200	0.037	23,800	0.026
Carlin Underground	100%	100	0.41	200	0.28	300	0.33	3,700	0.46
Midas	100%	0	0.00	0		0		600	0.42
Turquoise Ridge(3)	25%	800	0.42	600	0.42	1,400	0.42	400	0.54
Total Nevada Underground		900	0.42	800	0.39	1,700	0.41	4,700	0.46
Nevada Stockpiles(4)	100%	4,800	0.055	0		4,800	0.055	0

TOTAL NEVADA		15,000	0.070	64,700	0.040	79,700	0.046	28,500	0.099

Peru
Yanacocha	51.35%	500	0.008	83,900	0.027	84,400	0.027	24,200	0.023
Conga	51.35%	0		58,000	0.013	58,000	0.013	79,000	0.011
La Zanja(5)	46.9%	5,200	0.027	3,800	0.024	9,000	0.026	0

TOTAL PERU		5,700	0.025	145,700	0.021	151,400	0.021	103,200	0.014

Australia/New Zealand
Boddington, Western Australia(6)	44.44%	7,200	0.013	63,500	0.018	70,700	0.017	158,600	0.020
Kalgoorlie, Western Australia	50%	1,700	0.058	2,600	0.065	4,300	0.062	2,000	0.149
Pajingo, Queensland	100%	0		100	0.11	100	0.11	300	0.33
Tanami, Northern Territory	100%	0		900	0.067	900	0.067	5,500	0.18
Jundee, Western Australia	100%	0		400	0.051	400	0.051	1,800	0.27
Martha, New Zealand	100%	0		3,000	0.17	3,000	0.17	600	0.29

TOTAL AUSTRALIA/NEW ZEALAND		8,900	0.022	70,500	0.027	79,400	0.026	168,800	0.031

Batu Hijau, Indonesia
Batu Hijau(7)	52.875%	10,100	0.007	47,600	0.006	57,700	0.006	25,600	0.002

TOTAL BATU HIJAU		10,100	0.007	47,600	0.006	57,700	0.006	25,600	0.002

Ghana
Akyem(8)	85%	0		9,800	0.048	9,800	0.048	3,900	0.047
Ahafo	100%	0		45,400	0.063	45,400	0.063	19,000	0.074

TOTAL AFRICA		0		55,200	0.060	55,200	0.060	22,900	0.070

Other Operations and Projects
Holloway, Ontario(9)	100%	700	0.20	2,000	0.18	2,700	0.19	0
La Herradura, Mexico	44%	7,200	0.022	9,700	0.021	16,900	0.021	7,400	0.024
Kori Kollo, Bolivia	88%	0		12,400	0.018	12,400	0.018	0
Martabe, Indonesia	95%	0		0		0		42,600	0.066

TOTAL OTHER OPERATIONS AND PROJECTS		7,900	0.037	24,100	0.033	32,000	0.034	50,000	0.060

TOTAL		47,600	0.037	407,800	0.029	455,400	0.030	399,000	0.036

(1)	Mineralized material is calculated at a gold price of US$425, A$600, or NZ$715 per ounce unless otherwise noted. 2004 Mineralized material was calculated at a gold price of US$375, A$600, or NZ$715 per ounce. Tonnage amounts have been rounded to the nearest 100,000.

(2)	The Lone Tree deposit will be mined out in August 2006 based on the current mine plan. Processing of stockpiles and residual leaching will continue after the open pit operation is closed.

(3)	Mineralized material estimates were provided by Placer Dome, the operator of the Turquoise Ridge Joint Venture. Placer Dome calculated mineralized material not in reserves assuming a gold price of US$450 per ounce.

(4)	Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mills. Stockpiles increase or decrease depending on current mine plans.

(5)	Mineralized material estimates were provided by Buenaventura, the operator of the La Zanja Project. Buenaventura calculated mineralized material at a gold price of US$350 per ounce.

(6)	Deposit is currently undeveloped. Newmont announced the acquisition of an additional 22.22% equity interest on February 12, 2006, which will increase Newmont's equity ownership to 66.67%.

(7)	Percentage reflects Newmont's economic interest in remaining mineralized material.

(8)	Newmont acquired the remaining 15% interest in January 2006, bringing Newmont's equity interest to 100%.

(9)	Newmont's equity interest increased to 100% in 2005 from 96.7% in 2004 because our joint venture partner elected not to participate in the work program as of September 30, 2005; as a result, its equity interest converted into a net profits interest.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 15 of 15

COPPER PROVEN AND PROBABLE RESERVES

Equity Copper Reserves(1)

		December 31, 2005										December 31, 2004
Deposits/Districts	Newmont Share	Copper Proven Reserves			Copper Probable Reserves			Copper Proven + Probable Reserves			Metallurgical Recovery	Copper Proven + Probable Reserves
		Tonnage (000 tons)	Grade (Cu%)	Copper (million pounds)	Tonnage (000 tons)	Grade (Cu%)	Copper (million pounds)	Tonnage (000 tons)	Grade (Cu%)	Copper (million pounds)		Tonnage (000 tons)	Grade (Cu%)	Copper (million pounds)
Phoenix, Nevada(2)	100%	0		0	309,900	0.15%	900	309,900	0.15%	900	67%	216,700	0.15%	660
Conga, Peru(3)	51.35%	0		0	317,200	0.26%	1,660	317,200	0.26%	1,660	85%	190,600	0.30%	1,140
Batu Hijau	52.875%	147,600	0.47%	1,390	446,500	0.44%	3,920	594,100	0.45%	5,310	83%	588,900	0.48%	5,600
Batu Hijau, Stockpiles(4)	52.875%	0		0	103,900	0.36%	750	103,900	0.36%	750	70%	86,500	0.38%	660
Total Batu Hijau, Indonesia(5)	52.875%	147,600	0.47%	1,390	550,400	0.42%	4,670	698,000	0.43%	6,060	81%	675,400	0.46%	6,260
Boddington, Western Australia(6)	44.44%	60,600	0.12%	140	136,600	0.12%	340	197,200	0.12%	480	83%	190,700	0.12%	470
Golden Grove, Western Australia(7)	100%	0		0	0		0	0		0		8,700	2.07%	360

TOTAL		208,200	0.37%	1,530	1,314,100	0.29%	7,570	1,522,300	0.30%	9,100	81%	1,282,100	0.35%	8,890

(1)	Reserves are calculated at a copper price of US$1.00 or A$1.43 per pound. 2004 reserves were calculated at a copper price of US$0.90 or A$1.45 per pound. Tonnage amounts have been rounded to the nearest 100,000 and copper pounds have been rounded to the nearest 10 million.

(2)	Deposit is partially developed. Construction of facilities began in November 2004, and production is expected in 2006.

(3)	Deposits are undeveloped.

(4)	Stockpiles are comprised primarily of material that has been set aside to allow processing of higher grade material in the mill. Stockpiles increase or decrease depending on current mine plans. Stockpile reserves are reported separately where tonnage or contained metal is greater than 5% of the total site-reported reserves.

(5)	Percentage reflects Newmont's economic interest in remaining reserves.

(6)	Deposit is undeveloped. Newmont announced the acquisition of an additional 22.22% equity interest on February 12, 2006, which will increase Newmont's equity ownership to 66.67%.

(7)	Golden Grove was sold in July 2005.

COPPER NON-RESERVE MINERALIZATION

Equity Copper Mineralized Material Not in Reserves(1)

	December 31, 2005
		Copper Measured Material		Copper Indicated Material		Copper Measured + Indicated Material		Copper Inferred Material
Deposits/Districts	Newmont Share	Tonnage (000 tons)	Grade (Cu%)	Tonnage (000 tons)	Grade (Cu%)	Tonnage (000 tons)	Grade (Cu%)	Tonnage (000 tons)	Grade (Cu%)
Phoenix, Nevada	100%	0		20,600	0.11%	20,600	0.11%	15,200	0.17%
Conga, Peru	51.35%	0		58,000	0.18%	58,000	0.18%	79,000	0.17%
Batu Hijau, Indonesia (2)	52.875%	10,100	0.30%	47,600	0.31%	57,700	0.31%	25,600	0.27%
Boddington, Western Australia(3)	44.44%	7,200	0.08%	63,500	0.08%	70,700	0.08%	158,600	0.09%

TOTAL NEWMONT		17,300	0.21%	189,700	0.17%	207,000	0.18%	278,400	0.14%

(1)	Mineralized material is calculated at a copper price of US$1.10 or A$1.47 per pound. 2004 mineralized material was calculated at a copper price of US$1.00 or A$1.50 per pound. Tonnage amounts have been rounded to the nearest 100,000.

(2)	Percentage reflects Newmont’s economic interest in remaining mineralized material.

(3)	Deposit is currently undeveloped. Newmont announced the acquisition of an additional 22.22% equity interest on February 12, 2006, which will increase Newmont’s equity ownership to 66.67%.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 16 of 16

2005 INCOME ANALYSIS

Impact of the following transactions (after-tax)	2005		2004
	$ Million	EPS	$ Million	EPS
Income from continuing operations	$374	$0.84	$453	$1.02
- Gain on sale of assets	$56	$0.13	$10	$0.02
- Loss on write-down of long-lived assets	($26)	($0.06)	($17)	($0.04)
- Loss on write-down of goodwill	($41)	($0.09)	($52)	($0.12)
- Loss on write-down of Kinross	—	—	($32)	($0.07)
- Loss on write-down of Ovacik	—	—	($16)	($0.03)
- Gain on receivable valuation allowance	$6	$0.01	—	—
- Buyat Bay litigation and settlement	($30)	($0.06)	—	—
- (Loss)/gain on reclamation revisions	($22)	($0.05)	$10	$0.02
- Loss on Nevada waste dump slide	($4)	($0.01)	—	—
- Gain on various tax items	$27	$0.06	$62	$0.14

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 17 of 17

OPERATING STATISTICS SUMMARY

	Nevada		Yanacocha, Peru		Australia/ New Zealand		Batu Hijau, Indonesia		Other (1)		Total
Three months ended December 31,	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
Gold Summary
Ounces sold (000)	651.9	702.7	1,062.9	849.1	397.0	473.2	180.9	178.9	144.0	103.8	2,436.7	2,307.7
Equity ounces sold (000)	606.2	668.2	545.8	436.0	397.0	473.2	95.7	94.6	138.1	103.1	1,782.8	1,775.1
Cost applicable to sales (in millions)	$222	$191	$154	$111	$125	$138	$29	$24	$31	$23	$561	$487
Cost applicable to sales per ounce	$340	$271	$145	$132	$315	$292	$161	$135	$214	$219	$230	$211
Depreciation and amortization (in millions)	$32	$31	$57	$47	$31	$32	$9	$8	$9	$6	$138	$124
Depreciation and amortization per ounce	$49	$44	$53	$55	$79	$67	$47	$44	$62	$56	$56	$54
Average realized price per ounce											$472	$436

(1)	Includes Golden Giant, Canada; La Herradura, Mexico; Kori Kollo, Bolivia and Zarafshan, Uzbekistan.

	Nevada		Yanacocha, Peru		New Zealand		Batu Hijau, Indonesia		Other(1)		Total
Year ended December 31,	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
Gold Summary
Ounces sold (000)	2,444.1	2,538.0	3,327.5	3,039.9	1,600.5	1,887.6	720.5	715.2	459.4	648.2	8,552.0	8,828.9
Equity ounces sold (000)	2,287.2	2,416.0	1,708.7	1,561.0	1,600.5	1,887.6	381.0	396.3	448.1	640.8	6,425.5	6,901.7
Cost applicable to sales (in millions)	$807	$716	$487	$432	$508	$528	$109	$91	$106	$143	$2,017	$1,910
Cost applicable to sales per ounce	$333	$282	$147	$142	$317	$280	$152	$128	$229	$220	$236	$216
Depreciation and amortization (in millions)	$124	$127	$205	$198	$118	$126	$34	$28	$29	$47	$509	$526
Depreciation and amortization per ounce	$51	$50	$62	$65	$74	$67	$47	$39	$63	$73	$60	$60
Average realized price per ounce											$441	$412

(1)	2005 and 2004 include Golden Giant, Canada; La Herradura, Mexico; Kori Kollo, Bolivia and Zarafshan, Uzbekistan. 2004 also includes Minahasa, Indonesia and Ovacik, Turkey.

	Three months ended December 31,		Year ended December 31,
	2005	2004	2005	2004
Copper Summary
Pounds sold (000)	128,691	164,255	572,749	683,279
Equity pounds sold (000)	68,045	86,850	302,841	378,801
Cost applicable to sales (in millions)	$76	$78	$303	$305
Cost applicable to sales per pound	$0.60	$0.48	$0.53	$0.45
Depreciation and amortization (in millions)	$21	$24	$87	$90
Depreciation and amortization per pound	$0.16	$0.15	$0.15	$0.13
Average realized price per pound	$1.67	$1.39	$1.45	$1.33

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 18 of 18

GOLD PRODUCTION – OPERATIONS

	Nevada		Yanacocha, Peru		Batu Hijau, Indonesia
Three months ended December 31,	2005	2004	2005	2004	2005	2004
Tons Mined (000 dry short tons):
Open-Pit	49,536	48,298	53,062	45,112	51,985	63,548
Underground	475	482	n/a	n/a	n/a	n/a
Tons Milled/Processed (000):
Oxide	1,581	1,436	n/a	n/a	n/a	n/a
Refractory	2,607	2,444	n/a	n/a	11,763	14,424
Leach	5,740	5,018	36,216	31,435	n/a	n/a
Average Ore Grade (oz/ ton):
Oxide	0.103	0.113	n/a	n/a	n/a	n/a
Refractory	0.184	0.217	n/a	n/a	0.016	0.014
Leach	0.021	0.034	0.028	0.029	n/a	n/a
Average Mill Recovery Rate:
Oxide	73.7%	79.3%	n/a	n/a	n/a	n/a
Refractory	88.2%	91.6%	n/a	n/a	80.6%	80.6%
Ounces Produced (000):
Oxide	95.0	130.9	n/a	n/a	n/a	n/a
Refractory	440.8	488.0	n/a	n/a	156.9	172.7
Leach	80.2	84.7	1,064.4	847.3	n/a	n/a

Total	616.0	703.6	1,064.4	847.3	156.9	172.7

Ounces Sold (000):	651.9	702.7	1,062.9	849.1	180.9	178.9
Equity Ounces Produced (000):	570.2	669.1	546.6	435.1	82.9	91.3
Equity Ounces Sold (000)	606.2	668.2	545.8	436.0	95.7	94.6

Production Costs Per Ounce:
Direct mining and production costs	$336	$258	$148	$133	$150	$144
Capitalized mining and other	(4)	5	(8)	(6)	(1)	(18)
Royalties and production taxes	7	6	3	3	10	8
Reclamation and mine closure costs	1	2	2	2	2	1

Costs applicable to sales	340	271	145	132	161	135
Depreciation and amortization	49	44	53	55	47	44

Total production costs	$389	$315	$198	$187	$208	$179

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 19 of 19

GOLD PRODUCTION – OPERATIONS (CONTINUED)

	Nevada		Yanacocha, Peru		Batu Hijau, Indonesia
Year ended December 31,	2005	2004	2005	2004	2005	2004
Tons Mined (000 dry short tons):
Open-Pit	193,565	192,821	218,933	193,407	225,838	235,455
Underground	1,727	1,683	n/a	n/a	n/a	n/a
Tons Milled/Processed (000):
Oxide	5,645	4,626	n/a	n/a	n/a	n/a
Refractory	9,877	8,985	n/a	n/a	50,210	54,243
Leach	21,660	17,356	146,645	133,514	n/a	n/a
Average Ore Grade (oz/ ton):
Oxide	0.108	0.125	n/a	n/a	n/a	n/a
Refractory	0.183	0.199	n/a	n/a	0.018	0.016
Leach	0.024	0.029	0.028	0.025	n/a	n/a
Average Mill Recovery Rate:
Oxide	75.1%	79.1%	n/a	n/a	n/a	n/a
Refractory	89.6%	90.8%	n/a	n/a	80.7%	80.9%
Ounces Produced (000):
Oxide	405.2	461.2	n/a	n/a	n/a	n/a
Refractory	1,671.3	1,666.7	n/a	n/a	731.8	718.8
Leach	357.1	332.5	3,333.1	3,017.3	n/a	n/a

Total	2,433.6	2,460.4	3,333.1	3,017.3	731.8	718.8

Ounces Sold (000):	2,444.1	2,538.0	3,327.5	3,039.9	720.5	715.2
Equity Ounces Produced (000):	2,276.7	2,338.5	1,711.5	1,549.4	386.9	398.5
Equity Ounces Sold (000)	2,287.2	2,416.0	1,708.7	1,561.0	381.0	396.3
Production Costs Per Ounce:

Direct mining and production costs	$346	$297	$150	$144	$146	$110
Capitalized mining and other	(23)	(22)	(8)	(6)	(5)	9
Royalties and production taxes	8	5	3	2	9	8
Reclamation and mine closure costs	2	2	2	2	2	1

Costs applicable to sales	333	282	147	142	152	128
Depreciation and amortization	51	50	62	65	47	39

Total production costs	$384	$332	$209	$207	$199	$167

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 20 of 20

GOLD PRODUCTION – AUSTRALIA/NEW ZEALAND

	Pajingo		Jundee		Tanami		Kalgoorlie		Martha
Three months ended December 31,	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
Tons Mined (000 dry short tons)	147	181	2,124	662	504	492	11,772	11,431	534	518
Tons Milled/Processed (000)	159	208	661	624	773	1,157	1,768	1,870	318	349
Average Ore Grade (oz/ton)	0.342	0.343	0.157	0.155	0.146	0.142	0.057	0.069	0.129	0.121
Average Mill Recovery Rate	96.5%	96.3%	92.5%	93.4%	94.6%	95.6%	81.7%	85.7%	93.6%	91.0%
Ounces Produced (000)	50.9	69.5	92.2	88.5	107.3	156.3	109.5	124.2	34.6	39.3
Ounces Sold (000)	51.0	69.4	92.9	88.3	108.2	152.2	109.4	123.1	35.5	40.2
Equity Ounces Produced (000)	50.9	69.5	92.2	88.5	107.3	156.3	109.5	124.2	34.6	39.3
Equity Ounces Sold (000)	51.0	69.4	92.9	88.3	108.2	152.2	109.4	123.1	35.5	40.2
Production Costs Per Ounce:
Direct mining and production costs	$245	$226	$261	$250	$309	$301	$453	$295	$256	$269
Capitalized mining and other	(6)	(5)	(1)	(1)	3	27	(82)	(9)	(55)	(69)
Royalties and production taxes	18	12	12	10	28	22	7	11	—	—
Reclamation and mine closure costs	2	1	4	3	4	2	3	3	3	3

Costs applicable to sales	259	234	276	262	344	352	381	300	204	203
Depreciation and amortization	127	137	83	59	77	58	49	36	96	93

Total production costs	$386	$371	$359	$321	$421	$410	$430	$336	$300	$296

	Pajingo		Yandal (1)		Tanami		Kalgoorlie		Martha
Year ended December 31,	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
Tons Mined (000 dry short tons)	629	652	14,307	6,982	2,049	11,654	45,603	45,459	2,125	4,142
Tons Milled/Processed (000)	659	809	2,562	2,821	4,081	4,525	7,314	7,142	1,277	1,405
Average Ore Grade (oz/ton)	0.303	0.300	0.145	0.133	0.125	0.149	0.067	0.072	0.140	0.102
Average Mill Recovery Rate	96.6%	96.5%	92.2%	92.9%	94.8%	95.3%	85.6%	86.7%	93.0%	90.4%
Ounces Produced (000)	193.0	241.1	341.6	354.7	487.5	640.0	409.4	453.2	163.5	129.7
Ounces Sold (000)	192.0	251.4	341.8	379.3	493.7	658.0	409.6	468.4	163.4	130.5
Equity Ounces Produced (000)	193.0	241.1	341.6	354.7	487.5	640.0	409.4	453.2	163.5	129.7
Equity Ounces Sold (000)	192.0	251.4	341.8	379.3	493.7	658.0	409.6	468.4	163.4	130.5
Production Costs Per Ounce:
Direct mining and production costs	$289	$227	$315	$266	$301	$245	$363	$279	$229	$292
Capitalized mining and other	(5)	(3)	5	—	3	24	(25)	8	(55)	(80)
Royalties and production taxes	15	11	11	9	20	24	11	10	—	—
Reclamation and mine closure costs	2	1	4	4	4	2	3	4	3	3

Costs applicable to sales	301	236	335	279	328	295	352	301	177	215
Depreciation and amortization	130	125	80	71	67	58	42	35	97	106

Total production costs	$431	$361	$415	$350	$395	$353	$394	$336	$274	$321

(1)	2005 includes Jundee. 2004 includes Jundee and Bronzewing.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 21 of 21

GOLD PRODUCTION – OTHER

	Golden Giant, Canada		La Herradura, Mexico		Kori Kollo, Bolivia		Zarafshan, Uzbekistan
Three months ended December 31,	2005	2004	2005	2004	2005	2004	2005	2004
Tons Mined (000 dry short tons)	172	135	3,038	3,049	5,305	n/a	n/a	n/a
Tons Milled/Processed (000):
Leach	n/a	n/a	717	1,038	4,391	n/a	2,007	1,965
Mill	176	138	n/a	n/a	n/a	n/a	n/a	n/a
Average Ore Grade (oz/ton)	0.309	0.295	0.031	0.025	0.014	n/a	0.035	0.037
Average Mill Recovery Rate	95.2%	95.6%	n/a	n/a	n/a	n/a	n/a	n/a
Ounces Produced (000)	45.9	41.7	19.0	17.4	46.6	5.7	30.5	38.9
Ounces Sold (000)	46.0	41.6	19.0	17.4	49.4	5.6	29.6	39.2
Equity Ounces Produced (000)	45.9	41.7	19.0	17.4	41.0	5.0	30.5	38.9
Equity Ounces Sold (000)	46.0	41.6	19.0	17.4	43.5	4.9	29.6	39.2
Production Costs Per Ounce:
Direct mining and production costs	$271	$301	$263	$140	$120	$224	$220	$153
Capitalized mining and other	2	2	(42)	(23)	(5)	(22)	4	4
Royalties and production taxes	1	3	—	—	23	18	—	—
Reclamation and mine closure costs	3	2	2	1	7	47	2	2

Costs applicable to sales	277	308	223	118	145	267	226	159
Depreciation and amortization	54	53	80	65	47	60	86	55

Total production costs	$331	$361	$303	$183	$192	$327	$312	$214

	Golden Giant, Canada		La Herradura, Mexico		Kori Kollo, Bolivia		Minahasa, Indonesia		Zarafshan, Uzbekistan		Ovacik, Turkey
Year ended December 31,	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004	2005	2004
Tons Mined (000 dry short tons)	576	515	13,181	11,557	14,055	n/a	n/a	n/a	n/a	n/a	n/a	4,659
Tons Milled/Processed (000):
Leach	n/a	n/a	3,510	4,149	12,712	n/a	n/a	n/a	7,676	7,894	n/a	n/a
Mill	581	519	n/a	n/a	n/a	n/a	n/a	441	n/a	n/a	n/a	331
Average Ore Grade (oz/ton)	0.298	0.309	0.029	0.026	0.013	n/a	n/a	0.158	0.035	0.042	n/a	0.320
Average Mill Recovery Rate	95.7%	95.2%	n/a	n/a	n/a	n/a	n/a	90.5%	n/a	n/a	n/a	95.4%
Ounces Produced (000)	161.8	160.0	80.2	68.8	97.4	25.2	—	63.8	124.0	205.0	—	104.8
Ounces Sold (000)	162.0	160.0	80.2	68.8	94.5	24.6	—	74.7	122.7	210.1	—	110.0
Equity Ounces Produced (000)	161.8	160.0	80.2	68.8	85.7	25.2	—	59.9	124.0	205.0	—	104.8
Equity Ounces Sold (000)	162.0	160.0	80.2	68.8	83.2	21.7	—	70.2	122.7	210.1	—	110.0
Production Costs Per Ounce:
Direct mining and production cost	$291	$291	$212	$154	$140	$255	n/a	$249	$214	$150	n/a	$202
Capitalized mining and other	1	2	(30)	(8)	(8)	83	n/a	5	2	2	n/a	(11)
Royalties and production taxes	1	3	—	—	21	17	n/a	8	—	—	n/a	14
Reclamation and mine closure cos	3	2	2	1	14	43	n/a	4	2	2	n/a	3

Costs applicable to sales	296	298	184	147	167	398	n/a	266	218	154	n/a	208
Depreciation and amortization	67	71	63	73	40	93	n/a	32	76	49	n/a	143

Total production costs	$363	$369	$247	$220	$207	$491	n/a	$298	$294	$203	n/a	$351

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 22 of 22

COPPER PRODUCTION – BATU HIJAU

	Three months ended December 31,		Year ended December 31,
Batu Hijau, Indonesia	2005	2004	2005	2004
Total tons mined (000)	51,985	63,548	225,838	235,455
Dry tons processed (000)	11,763	14,424	50,210	54,243
Average copper grade	0.61%	0.67%	0.69%	0.75%
Average recovery rate	85.0%	84.7%	86.7%	87.8%
Copper produced (000 lbs)	120,790	170,919	596,006	716,939
Copper sold (000 lbs)	128,691	164,255	572,749	683,279
Equity copper produced (000 lbs)	63,868	90,373	315,138	397,510
Equity copper sold (000 lbs)	68,045	86,850	302,841	378,801
Production Costs Per Pound:
Direct mining and production costs	$0.52	$0.47	$0.47	$0.36
Capitalized mining and other	0.04	(0.02)	0.04	0.06
Royalties and production taxes	0.03	0.03	0.02	0.03
Reclamation and mine closure costs	0.01	—	—	—

Costs applicable to sales	0.60	0.48	0.53	0.45
Depreciation and amortization	0.16	0.15	0.15	0.13

Total production costs	$0.76	$0.63	$0.68	$0.58

Smelting, refining and freight costs (in millions)	$48	$31	$161	$121

GOLD HEDGE POSITION – AS OF DECEMBER 31, 2005

CURRENT MATURITY SUMMARY (1) (3) (000 OUNCES)

	Gold Put Option Contracts		Price Capped Contracts
Years	Ozs	Price (2)	Ozs	Price(2)
2006	100	$338	—	—
2007	20	$397	—	—
2008	—	—	1,000	$384
2009	—	—	600	$381
2010	—	—	—	—
2011	—	—	250	$392

Total/Average	120	$348	1,850	$384

Notes:

(1)	For more detailed descriptions, definitions and explanations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

(2)	Prices quoted are gross contract prices, which represent the gross cash flow per ounce of each contract. Not included in these prices are the additional cash outflows associated with borrowing gold over the life of the contract where the contracts are floating in nature. The rate at which gold is borrowed is determined over the life of the contract based on the prevailing market gold lease rate for the time period that the borrowing is fixed. The borrowing can be fixed for varying periods over the life of the contract.

(3)	In addition to the gold hedge positions shown in the table above, the Company entered into a prepaid forward gold sales contract in July 1999, which is reflected as debt on the Company’s consolidated balance sheets. Under the prepaid forward gold sales contract, the Company delivered its first of three annual installments of 161,111 ounces of gold in June 2005. For more detailed descriptions, definitions and explanations, refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 23 of 23

The Company’s fourth quarter earnings conference call and web cast presentation will be held on February 27, 2006 beginning at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time). To participate:

Dial-In Number:	210-234-0000

Leader:	Randy Engel

Password:	Newmont

The conference call will also be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

Investor Contacts

Randy Engel	John Gaensbauer	Jennifer Van Dinter
Telephone: (303) 837-6033	Telephone: (303) 837-5153	Telephone: (303) 837-5165
Email:	Email:	Email:
randy.engel@newmont.com	john.gaensbauer@newmont.com	jennifer.vandinter@newmont.com

Media Contacts

Deb Witmer	Heatheryn Higgins	Maureen Upton
Telephone: (303) 837-5308	Telephone: (303) 837-5248	Telephone: (303) 837-5281
Email:	Email:	Email:
deb.witmer@newmont.com	heatheryn.higgins@newmont.com	maureen.upton@newmont.com

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future gold and copper production and sales; (ii) estimates of future costs applicable to sales; (iii) estimates of future capital expenditures, royalty and dividend income, tax rates and expenses; (iv) estimates regarding timing of future development, construction, production or closure activities; (v) statements regarding future exploration results and the replacement of reserves; and (vi) statements regarding cost structure and competitive position. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company’s 2004 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the Company’s other SEC filings. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

NEWMONT – FOURTH QUARTER 2005 RESULTS (FEBRUARY 27, 2006)	Page 24 of 24